Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Independence Contract Drilling, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206715) and Form S-8 (No. 333-198122) of Independence Contract Drilling, Inc. of our report dated February 28, 2017, relating to the 2016 and 2015 financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
February 28, 2017